FOR IMMEDIATE RELEASE

Investor Contacts:   Nate Wallace                    Raj Rajaji
                     Manugistics Group, Inc.         Manugistics Group, Inc.
                     Investor Relations              Chief Financial Officer
                     301-255-5059                    301-255-5087

Press Contacts:      Didi Blackwood                  John Conley
                     Manugistics Group, Inc.         Ogilvy PR (For Manugistics)
                     dblackwo@manu.com               john.conley@ogilvypr.com
                     301-255-5330                    202-452-9524


           MANUGISTICS REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS SOFTWARE REVENUE AND TOTAL REVENUE UP SEQUENTIALLY FROM THIRD QUARTER

ROCKVILLE, MD. -- MARCH 27, 2003 -- Manugistics Group, Inc. (Nasdaq: MANU), a leading global provider of supply chain and pricing optimization solutions, today reported fourth quarter and annual results for its fiscal year ended February 28, 2003. Fourth quarter total revenue increased 5 percent sequentially from the third quarter of fiscal 2003 to $65.5 million from $62.4 million, and decreased 21 percent from the prior year quarter. Software revenue increased 29 percent sequentially to $18.2 million from $14.1 million for the Company's third quarter of fiscal 2003 and decreased 52 percent from the prior year quarter.

For the quarter ended February 28, 2003, the Company reported a net loss, as measured under generally accepted accounting principles (GAAP), of $111.4 million, or $1.59 per basic and diluted share, compared to $26.0 million, or $.37 per basic and diluted share, in the third quarter of fiscal 2003 and $25.1 million, or $.36 per basic and diluted share, in the prior year quarter. The GAAP results for the fourth quarter of fiscal 2003 included a goodwill impairment charge of $96.3 million.

For the fourth quarter, the Company reported a sequentially narrowed adjusted net loss of $7.6 million, or $.11 per basic and diluted share, as compared to adjusted net loss of $12.5 million, or $.18 per basic and diluted share, in the Company's third quarter. Adjusted net loss was $1.3 million, or $.02 per basic and diluted share, in the prior year quarter.

For the year ended February 28, 2003, Manugistics generated total annual revenue of $272.4 million, a decrease of 15 percent from the prior year. For the year ended February 28, 2003, Manugistics generated software revenue of $74.9 million, a decrease of 42 percent from the year ended February 28, 2002.

The Company reported a net loss, as measured under GAAP, for the year ended February 28, 2003 of $212.2 million, or $3.04 per basic and diluted share, compared to a net loss of $115.2 million, or $1.69 per basic and diluted share, for the year ended February 28, 2002.

The adjusted net loss totaled $51.6 million, or $.74 per basic and diluted share, for the year ended February 28, 2003, compared to an adjusted net loss of $17.4 million, or $.26 per basic and diluted share, for the year ended February 28, 2002.

Adjusted net loss and adjusted net loss per basic and diluted share, for quarterly and annual periods referred to herein, exclude the following items: amortization of intangibles and acquired technology, goodwill impairment charge, restructuring and other impairment charges, purchased research and development charges related to acquisitions, non-cash stock compensation charges or benefits, settlement of a lawsuit, impairment of an investment and a charge to record valuation allowances against deferred tax assets - together with the related income tax effects. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release.

The Company recorded an impairment charge of approximately $96.3 million during the quarter ended February 28, 2003 to write down the value of goodwill associated with past acquisitions. The goodwill impairment charge was required as a result of the Company's "implied fair value" (defined as market capitalization plus control premium) being less than recorded stockholders' equity as of February 28, 2003. This charge reflects the combination of continuing lower market valuations and challenging industry conditions for enterprise application software companies that have persisted over multiple quarters.

"Manugistics continues to garner mindshare and recognition throughout the market. We believe our product quality and our state-of-the-market products have us well positioned as the economy rebounds," said Greg Owens, Manugistics chairman and chief executive officer. "Manugistics' enhanced market presence was a key factor in helping drive our performance this quarter including a sequential improvement in software revenue, record quarterly solution support revenue and strong renewals of annual solution support contracts."

During the fourth quarter, the Company's aggregate cash and marketable securities increased sequentially by $5.0 million to $137.7 million. The Company's total cash position at February 28, 2003 was $150.7 million, including restricted cash of $13.0 million. Of the amount presented as restricted cash on the balance sheet as of February 28, 2003, approximately $10 million has become unrestricted and the balance is expected to become available for normal operating purposes during the quarter ended May 31, 2003, in connection with our previously disclosed new credit facility. Operating cash flows for the fourth quarter improved to positive $6.2 million compared to negative $17.5 million in the third quarter of fiscal 2003. Days sales outstanding in receivables improved to 88 days in the fourth quarter compared to 92 days in the third quarter. Deferred revenue increased 23 percent sequentially in the fourth quarter to $43.4 million as of February 28, 2003.

Given the ongoing economic and market uncertainties which have been exacerbated by recent world events, including the war in Iraq, at this time the Company will not be providing revenue guidance for its fiscal first quarter ending May 31, 2003. The

Company reduced its employee workforce during the fourth quarter as part of continuing cost reduction initiatives. As of February 28, 2003, Manugistics had 1,133 employees, a decrease of 7.4 percent from November 30, 2002. Since the end of the fourth quarter, the Company has further reduced its workforce and would expect an employee headcount range of 1,000 - 1,050 employees over the next two quarters. This reduction is primarily a result of consolidating more of its U.S. operations to its headquarters in Rockville, MD, to improve office space utilization and increase utilization of offshore product development facilities in India. The Company expects that its operating expenses, excluding amortization of intangibles and acquired technology, restructuring and other impairment charges and non-cash stock compensation expense to be approximately $65 million for the quarter ended May 31, 2003 and $62 million for the quarter ended August 31, 2003. The Company also expects to incur approximately $4.6 million in amortization expense for intangibles and acquired technology and $700,000 for non-cash stock compensation in both of the quarters ended May 31, 2003 and August 31, 2003.

The Company expects to incur restructuring charges for severance and relocation of employees of approximately $3 million during the quarter ended May 31, 2003 and $1 million during the quarter ended August 31, 2003. The Company is currently negotiating a long-term sublease for approximately 30 percent of its office space at its corporate headquarters in Rockville, MD. Depending upon the outcome of these negotiations, the Company may be required to record a restructuring charge during the quarter ended May 31, 2003.

FOURTH QUARTER HIGHLIGHTS AND OTHER DEVELOPMENTS:

FOURTH QUARTER GLOBAL CLIENT WINS: The Company signed significant software license agreements across key vertical industries in the Americas, Europe and Asia, with new global wins including, among others: AT&T, BAE Systems, Bacou-Dalloz, Beringer Blass Wine Estates, Bic Corporation, Bristol Myers Squibb Company, Diageo, Federated Systems Group, Hershey Foods, Leapfrog and Schreiber Foods.

MANAGEMENT DEVELOPMENTS: Manugistics is announcing that, as of March 1, 2003, Jeff Holmes, has been promoted to executive vice-president as well as president, Government, Aerospace and Defense (GA&D), reporting directly to Greg Owens. Holmes most recently was senior vice-president and president, GA&D.

CORPORATE GOVERNANCE MATTERS: The Board of Directors established a Corporate Governance Committee in January 2003. The new Committee is responsible for nominating candidates to serve on the Board of Directors; reviewing all of the Company's corporate governance policies and procedures; monitoring legislative and regulatory developments in the area of corporate governance, as well as shareholder concerns; and recommending further action to the Board as appropriate. Mr. Steven A. Denning, who joined the Board in connection with the Company's acquisition of Talus Solutions in December 2000, resigned from the Board effective January 31, 2003 due to other commitments. The Company has two vacancies on the Board, and is actively seeking qualified candidates.

PROVEN DELIVERY OF ROI & RESULTS: Nucleus Research recently published an independent research survey highlighting that 80 percent of the Manugistics clients surveyed achieved a positive return-on-investment (ROI) within 16 months of initiating an implementation. The report, entitled "The Real ROI from Manugistics," found that clients benefited in five primary areas from the use of Manugistics' technology - reduced inventory, reduced order-to-fulfillment cycle time, increased productivity, increased revenue, and savings in operational costs.

In another survey conducted in January 2003 by the DRC Group for Manugistics, of over 100 supply chain executives - both Manugistics customers and non-customers - Manugistics was rated #1 as the company best known for "proven results in supply chain management." Also, Manugistics scored a 93 percent customer satisfaction rating of its clients who were surveyed.

MANUGISTICS 7.1 DELIVERED ON TIME, ON SCOPE: In keeping with the Company's priority of meeting the expectations of its client base, Manugistics 7.1 - Manugistics next generation product suite which delivers additional adaptive planning and execution capabilities together with web-enabled open architecture
- was delivered on time and on scope this quarter.

MANUGISTICS' SOLUTIONS CONTINUE TO GAIN RECOGNITION: Manugistics commitment to performance and delivery continues to garner recognition in the market. The February 2003 issue of Consumer Goods Technology magazine ranked Manugistics the #1 provider of supply chain planning solutions for the CPG industry, one of Manugistics' key industry verticals. Additionally, a Gartner Research Note dated January 15, 2003 stated that "by focusing on customer satisfaction, building a more comprehensive product line functionally and vertically, and demonstrating `thought leadership' through its pricing and revenue optimization (PRO) offering, Manugistics has gained supply chain management market `mind share' during the past 12 months."

MARCH 27, 2003 CONFERENCE CALL INFORMATION: Manugistics has scheduled a simultaneous conference call and audio Web-cast for Thursday, March 27 at 5:00 PM Eastern Standard Time (EST) to discuss the Company's financial performance for its fourth quarter of fiscal 2003 in more detail. Interested parties may listen to the Web-cast by going to (http://www.manugistics.com/ir/).

A recording of the call will be available from 7:00 PM EST March 27, 2002 through 7:00 PM EST March 31, 2003. To listen to the recording, callers within North America may call 1-800-633-8284. Callers outside North America may call +1- 402-977-9140. Callers to the recording will be required to enter the access number for this call, which is 21130452. In addition, a recording of the Web-cast will be archived at (http://www.manugistics.com/ir/) from 7:00 PM EST March 27, 2003 through 7:00 PM EST March 31, 2003.

ABOUT MANUGISTICS GROUP, INC.
Manugistics is a leader in delivering supply chain and innovative pricing software solutions. Today, more than 1,200 clients trust Manugistics to help them reduce costs, increase revenues and enhance margins. The Company provides comprehensive solutions for supply chain management, service and parts management, pricing and revenue optimization, and supplier relationship management. Its clients include industry leaders such as 3Com, AT&T, Amazon.com, BMW, Boeing, Brown & Williamson, Caterpillar, Cisco Systems, Circuit City, Coca-Cola Bottling, Continental Airlines, DaimlerChrysler, Diageo, DuPont, Fairchild Semiconductor, Ford Motor Company, Harley-Davidson, Nestle, RadioShack and Unilever. For more information, go to (http://www.manugistics.com/). FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-255-5330.

REASONS FOR PRESENTATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as "adjusted") represent the financial measures used by the Company's management to evaluate the quarterly operating performance and liquidity of the Company. The Company's management believes these Non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company's current and future prospects in the same manner as management if they so choose. The Non-GAAP operating performance better aligns with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which includes or may include, from time to time, non-cash charges for amortization expense related to acquisitions, impairment losses on long-lived assets and non-cash stock compensation charges that have no bearing on the Company's ability to generate positive cash flows in future periods.

FORWARD LOOKING STATEMENT
Information in this release relating to Manugistics' future prospects which are forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) Continuing economic, political and other uncertainties may continue to adversely affect purchasing decisions for application software and services throughout our markets. Delays in closing software license transactions or reductions in the size of individual transactions, without a corresponding increase in the number of transactions, can result in quarterly revenues and income falling significantly short of anticipated levels. (2) The markets for our products and services are highly competitive and involve rapid advances in technology and frequent introductions of new products and product versions. Manugistics may not be able to keep pace with the rapid technological advances or introduce new products or product versions which satisfy customer demand or achieve market acceptance or meet competitive challenges. (3) Most of Manugistics' expenses are fixed in the short-term. Because of past and ongoing economic, political and other uncertainties, management's ability to accurately forecast revenue has proved difficult. As a result, management has been unable to adjust the Company's cost structure quickly enough to align its cost structure with its revenue. Manugistics has recently instituted cost reductions and cost containment initiatives which include, among other things, a significant decrease in its employee workforce. There can be no assurances as to the effectiveness of these initiatives on the Company's overall financial performance and condition or that these initiatives will not have an adverse impact on Manugistics' ability to successfully operate its business. (4) Manugistics has introduced and will continue to introduce new and revised versions of software application products and services, such as its web-based architecture in Manugistics 7.0 and 7.1 (released in May 2002 and February, 2003, respectively) and its expected release of Manugistics 7.2. There can be no assurance as to the market acceptance or contribution to revenue of these products and services.

 Forward looking statements may be identified by the use of words such as "anticipate," "believe," "building," "confident," "continuing," "encouraged," "expect," "feel," "forecast," "focus," "future," "guidance," "improve," "intend," "looking forward," "must," "optimistic," "plans," "predict," "see," "target," "well positioned" or "will." More information about factors that potentially could affect Manugistics' financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2002 and Quarterly Report on Form 10-Q for the quarter ended November 30, 2002. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo, the phrase "Leveraged Intelligence," Enterprise Profit Optimization and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (1)
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Three Months Ended                Fiscal Year Ended
                                                             February 28,                       February 28,
                                                             (Unaudited)                        (Unaudited)
                                                    ---------------------------         ---------------------------
REVENUE:                                               2003              2002             2003              2002
                                                    ---------         ---------         ---------         ---------
Software ...................................        $  18,187         $  37,757         $  74,899         $ 129,772
Services ...................................           22,530            23,893           102,144           106,522
Support ....................................           22,208            18,977            84,075            73,852
Reimbursed expenses ........................            2,568             2,032            11,268             9,741
                                                    ---------         ---------         ---------         ---------
   Total revenue ...........................           65,493            82,659           272,386           319,887
                                                    ---------         ---------         ---------         ---------
OPERATING EXPENSES:
Cost of Revenue:
   Cost of software ........................            3,632             6,296            19,127            21,144
   Amortization of acquired technology .....            3,559             2,615            13,623             9,168
   Cost of services and support ............           23,247            20,871            98,055            92,083
   Cost of reimbursed expenses .............            2,568             2,032            11,268             9,741
Sales and marketing ........................           19,780            29,435            95,627           120,437
Product development ........................           14,747            16,484            63,055            70,477
General and administrative .................            6,547             7,352            27,885            28,522
Amortization of intangibles ................            1,004            23,549             3,866            86,279
Goodwill impairment charge .................           96,349                --            96,349                --
Restructuring and other impairment charges .            2,188                --            19,184             6,612
Purchased research and development .........               --                --             3,800                --
Non-cash stock compensation charge (benefit)              749             1,049             3,426            (3,111)
IRI settlement .............................               --                --                --             3,115
                                                    ---------         ---------         ---------         ---------
   Total operating expenses ................          174,370           109,683           455,265           444,467
                                                    ---------         ---------         ---------         ---------
OPERATING LOSS .............................         (108,877)          (27,024)         (182,879)         (124,580)
OTHER EXPENSE, NET .........................           (2,594)           (2,205)           (7,942)          (14,638)
                                                    ---------         ---------         ---------         ---------
LOSS BEFORE INCOME TAXES ...................         (111,471)          (29,229)         (190,821)         (139,218)
PROVISION (BENEFIT) FROM INCOME TAXES ......              (33)           (4,141)           21,418           (24,060)
                                                    ---------         ---------         ---------         ---------
NET LOSS ...................................        $(111,438)        $ (25,088)        $(212,239)        $(115,158)
                                                    =========         =========         =========         =========

BASIC AND DILUTED LOSS PER SHARE ...........        $   (1.59)        $   (0.36)        $   (3.04)        $   (1.69)

SHARES USED IN BASIC AND DILUTED SHARE
CALCULATION: ...............................           70,028            68,750            69,768            67,986

(1) GAAP = Generally Accepted Accounting Principles

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
                 ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF
                           OPERATIONS - NON-GAAP (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    Three Months Ended                  Fiscal Year Ended
                                                       February 28,                        February 28,
                                                       (Unaudited)                         (Unaudited)
                                              ---------------------------         ---------------------------
REVENUE:                                         2003              2002              2003              2002
                                              ---------         ---------         ---------         ---------
Software ..................................   $  18,187         $  37,757         $  74,899         $ 129,772
Services ..................................      22,530            23,893           102,144           106,522
Support ...................................      22,208            18,977            84,075            73,852
Reimbursed expenses .......................       2,568             2,032            11,268             9,741
                                              ---------         ---------         ---------         ---------
   Total revenue ..........................      65,493            82,659           272,386           319,887
                                              ---------         ---------         ---------         ---------
OPERATING EXPENSES:
Cost of Revenue:
   Cost of software .......................       3,632             6,296            19,127            21,144
   Cost of services and support ...........      23,247            20,871            98,055            92,083
   Cost of reimbursed expenses ............       2,568             2,032            11,268             9,741
Sales and marketing .......................      19,780            29,435            95,627           120,437
Product development .......................      14,747            16,484            63,055            70,477
General and administrative ................       6,547             7,352            27,885            28,522
                                              ---------         ---------         ---------         ---------
   Total operating expenses ...............      70,521            82,470           315,017           342,404
                                              ---------         ---------         ---------         ---------
ADJUSTED OPERATING INCOME (LOSS) ..........      (5,028)              189           (42,631)          (22,517)
OTHER EXPENSE, NET ........................      (2,594)           (2,205)           (7,942)           (4,488)
                                              ---------         ---------         ---------         ---------
ADJUSTED LOSS BEFORE INCOME TAXES .........      (7,622)           (2,016)          (50,573)          (27,005)
PROVISION (BENEFIT) FOR INCOME TAXES ......         (33)             (674)            1,066            (9,603)
                                              ---------         ---------         ---------         ---------
ADJUSTED NET LOSS .........................   $  (7,589)        $  (1,342)        $ (51,639)        $ (17,402)
                                              =========         =========         =========         =========


BASIC AND DILUTED LOSS PER SHARE ..........   $   (0.11)        $   (0.02)        $   (0.74)        $   (0.26)

SHARES USED IN BASIC AND DILUTED SHARE
   CALCULATION: ...........................      70,028            68,750            69,768            67,986



(1) The adjusted condensed consolidated statements of operations is a Non-GAAP presentation of the Company's financial performance that is intended to enhance the understanding of the results of operations. Please see the reconciliation to GAAP results that also accompanies this press release.

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
           RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED FEBRUARY 28, 2003
                        (in thousands, except per share data)

REVENUE:                                                           GAAP         Adjustments     Adjusted (1)
                                                               -----------      ----------       ---------
Software                                                       $   18,187       $        -       $  18,187
Services                                                           22,530                -          22,530
Support                                                            22,208                -          22,208
Reimbursed expenses                                                 2,568                -           2,568
                                                               -----------      ----------       ---------
   Total revenue                                                   65,493                -          65,493
                                                               -----------      ----------       ---------
OPERATING EXPENSES:
Cost of Revenue:
   Cost of software                                                  3,632               -           3,632
   Amortization of acquired technology                               3,559          (3,559)(a)           -
   Cost of services and support                                     23,247               -          23,247
   Cost of reimbursed expenses                                       2,568               -           2,568
Sales and marketing                                                 19,780               -          19,780
Product development                                                 14,747               -          14,747
General and administrative                                           6,547               -           6,547
Amortization of intangibles                                          1,004          (1,004)(a)           -
Goodwill impairment charge                                          96,349         (96,349)(b)           -
Restructuring and other impairment charges                           2,188          (2,188)(c)           -
Non-cash stock compensation charge (benefit)                           749            (749)(d)           -
                                                               -----------      ----------       ---------
   Total operating expenses                                        174,370        (103,849)         70,521
                                                               -----------      ----------       ---------
OPERATING LOSS                                                    (108,877)        103,849          (5,028)
OTHER EXPENSE, NET                                                  (2,594)              -          (2,594)
                                                               -----------      ----------       ---------
LOSS BEFORE INCOME TAXES                                          (111,471)        103,849          (7,622)
BENEFIT FROM INCOME TAXES                                              (33)              -             (33)
                                                               -----------      ----------       ---------
NET LOSS                                                       $  (111,438)     $  103,849       $  (7,589)
                                                               ===========      ==========       =========

BASIC AND DILUTED LOSS PER SHARE                               $     (1.59)                      $   (0.11)

SHARES USED IN BASIC AND DILUTED SHARE
   CALCULATION:                                                     70,028                          70,028

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
           RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED FEBRUARY 28, 2002
                      (in thousands, except per share data)

REVENUE:                                              GAAP           Adjustments          Adjusted (1)
                                                    ---------         ---------            ---------
Software ...................................        $  37,757         $      --            $  37,757
Services ...................................           23,893                --               23,893
Support ....................................           18,977                --               18,977
Reimbursed expenses ........................            2,032                --                2,032
                                                    ---------         ---------            ---------
   Total revenue ...........................           82,659                --               82,659
                                                    ---------         ---------            ---------
OPERATING EXPENSES:
Cost of Revenue:
   Cost of software ........................            6,296                --                6,296
   Amortization of acquired technology .....            2,615            (2,615)(a)               --
   Cost of services and support ............           20,871                --               20,871
   Cost of reimbursed expenses .............            2,032                --                2,032
Sales and marketing ........................           29,435                --               29,435
Product development ........................           16,484                --               16,484
General and administrative .................            7,352                --                7,352
Amortization of intangibles ................           23,549           (23,549)(a)               --
Non-cash stock compensation charge (benefit)            1,049            (1,049)(d)               --
                                                    ---------         ---------            ---------
   Total operating expenses ................          109,683           (27,213)              82,470
                                                    ---------         ---------            ---------
OPERATING INCOME (LOSS) ....................          (27,024)           27,213                  189
OTHER EXPENSE, NET .........................           (2,205)               --               (2,205)
                                                    ---------         ---------            ---------
LOSS BEFORE INCOME TAXES ...................          (29,229)           27,213               (2,016)
BENEFIT FROM INCOME TAXES ..................           (4,141)            3,467(i)              (674)
                                                    ---------         ---------            ---------
NET LOSS ...................................        $ (25,088)        $  23,746            $  (1,342)
                                                    =========         =========            =========

BASIC AND DILUTED LOSS PER SHARE ...........        $   (0.36)                             $   (0.02)

SHARES USED IN BASIC AND DILUTED SHARE
   CALCULATION: ............................           68,750                                 68,750

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
           RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                       FISCAL YEAR ENDED FEBRUARY 28, 2003
                      (in thousands, except per share data)

REVENUE:                                               GAAP          Adjustments          Adjusted (1)
                                                    ---------         ---------            ---------
Software ...................................        $  74,899         $      --            $  74,899
Services ...................................          102,144                --              102,144
Support ....................................           84,075                --               84,075
Reimbursed expenses ........................           11,268                --               11,268
                                                    ---------         ---------            ---------
   Total revenue ...........................          272,386                --              272,386
                                                    ---------         ---------            ---------
OPERATING EXPENSES:
Cost of Revenue:
   Cost of software ........................           19,127                --               19,127
   Amortization of acquired technology .....           13,623           (13,623)(a)               --
   Cost of services and support ............           98,055                --               98,055
   Cost of reimbursed expenses .............           11,268                --               11,268
Sales and marketing ........................           95,627                --               95,627
Product development ........................           63,055                --               63,055
General and administrative .................           27,885                --               27,885
Amortization of intangibles ................            3,866            (3,866)(a)               --
Goodwill impairment charge .................           96,349           (96,349)(b)               --
Restructuring and other impairment charges .           19,184           (19,184)(c)               --
Purchased research and development .........            3,800            (3,800)(e)               --
Non-cash stock compensation charge (benefit)            3,426            (3,426)(d)               --
                                                    ---------         ---------            ---------
   Total operating expenses ................          455,265          (140,248)             315,017
                                                    ---------         ---------            ---------
OPERATING LOSS .............................         (182,879)          140,248              (42,631)
OTHER EXPENSE, NET .........................           (7,942)               --               (7,942)
                                                    ---------         ---------            ---------
LOSS BEFORE INCOME TAXES ...................         (190,821)          140,248              (50,573)
PROVISION FOR INCOME TAXES .................           21,418           (20,352)(h)            1,066
                                                    ---------         ---------            ---------
NET LOSS ...................................        $(212,239)        $ 160,600            $ (51,639)
                                                    =========         =========            =========

BASIC AND DILUTED LOSS PER SHARE ...........        $   (3.04)                             $   (0.74)

SHARES USED IN BASIC AND DILUTED SHARE
   CALCULATION: ............................           69,768                                 69,768

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
           RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                       FISCAL YEAR ENDED FEBRUARY 28, 2002
                      (in thousands, except per share data)

REVENUE:                                              GAAP           Adjustments          Adjusted (1)
                                                    ---------         ---------            ---------
Software ...................................        $ 129,772         $      --            $ 129,772
Services ...................................          106,522                --              106,522
Support ....................................           73,852                --               73,852
Reimbursed expenses ........................            9,741                --                9,741
                                                    ---------         ---------            ---------
   Total revenue ...........................          319,887                --              319,887
                                                    ---------         ---------            ---------
OPERATING EXPENSES:
Cost of Revenue:
   Cost of software ........................           21,144                                 21,144
   Amortization of acquired technology .....            9,168            (9,168)(a)               --
   Cost of services and support ............           92,083                --               92,083
   Cost of reimbursed expenses .............            9,741                --                9,741
Sales and marketing ........................          120,437                --              120,437
Product development ........................           70,477                --               70,477
General and administrative .................           28,522                --               28,522
Amortization of intangibles ................           86,279           (86,279)(a)               --
Restructuring and other impairment charges .            6,612            (6,612)(c)               --
Non-cash stock compensation charge (benefit)           (3,111)            3,111(d)                --
IRI settlement .............................            3,115            (3,115)(f)               --
                                                    ---------         ---------            ---------
   Total operating expenses ................          444,467          (102,063)             342,404
                                                    ---------         ---------            ---------
OPERATING LOSS .............................         (124,580)          102,063              (22,517)
OTHER EXPENSE, NET .........................          (14,638)           10,150(g)            (4,488)
                                                    ---------         ---------            ---------
LOSS BEFORE INCOME TAXES ...................         (139,218)          112,213              (27,005)
BENEFIT FROM INCOME TAXES ..................          (24,060)           14,457(i)            (9,603)
                                                    ---------         ---------            ---------
NET LOSS ...................................        $(115,158)        $  97,756            $ (17,402)
                                                    =========         =========            =========

BASIC AND DILUTED LOSS PER SHARE ...........        $   (1.69)                             $   (0.26)

SHARES USED IN BASIC AND DILUTED SHARE
   CALCULATION: ............................           67,986                                 67,986


(1) The adjusted financial information provided is a Non-GAAP measure of the Company's financial performance that is intended to enhance the understanding of the results of operations.

FOOTNOTES:

(a) Amortization of intangibles and acquired technology related to acquisitions.
(b) Goodwill impairment charge
(c) Restructuring and other impairment charges
(d) Non-cash stock compensation charge or benefit
(e) Purchased research and development charges related to acquisitions
(f) IRI settlement
(g) Converge investment impairment
(h) Valuation allowance on deferred tax assets
(i) Income tax effect of adjustments

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            FEBRUARY 28,     FEBRUARY 28,
                                                                2003            2002
                                                              --------        --------
                                                                     (Unaudited)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ..........................        $134,789        $228,801
  Marketable securities ..............................           2,946           4,259
                                                              --------        --------
Total cash, cash equivalents and marketable securities         137,735         233,060

Accounts receivable, net .............................          63,940          76,443
Deferred tax assets ..................................              --           9,061
Other current assets .................................          11,612          11,471
                                                              --------        --------
Total current assets .................................         213,287         330,035

NONCURRENT ASSETS:
Property and equipment, net ..........................          31,230          22,872
Software development costs, net ......................          13,428          14,506
Deferred tax assets ..................................              --          11,289
Goodwill .............................................         187,438         269,998
Intangible and other assets, net .....................          71,010          73,940
Restricted cash ......................................          12,980              --
                                                              --------        --------
TOTAL ................................................        $529,373        $722,640
                                                              ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable .....................................        $  9,738        $  9,009
Accrued liabilities ..................................          40,370          40,497
Deferred revenue .....................................          43,388          43,578
                                                              --------        --------
Total current liabilities ............................          93,496          93,084

NONCURRENT LIABILITIES:
Convertible debt .....................................         250,000         250,000
Long-term debt and capital leases ....................           4,795           1,023
Other ................................................           9,000           5,726

STOCKHOLDERS' EQUITY .................................         172,082         372,807
                                                              --------        --------
TOTAL ................................................        $529,373        $722,640
                                                              ========        ========
SUPPLEMENTAL BALANCE SHEET INFORMATION:
Total cash, cash equivalents, marketable securities
  and restricted cash ................................        $150,715        $233,060

                     MANUGISTICS GROUP, INC AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  Three Months Ended                  Fiscal Year Ended
                                                                     February 28,                        February 28,
                                                                     (Unaudited)                         (Unaudited)
                                                            ---------------------------         ---------------------------
                                                               2003              2002              2003              2002
                                                            ---------         ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss .........................................        $(111,438)        $ (25,088)        $(212,239)        $(115,158)
  Non-cash items ...................................          106,811            34,851           168,990           105,179
  Changes in assets and liabilities ................           10,862               (23)           12,574            (5,920)
                                                            ---------         ---------         ---------         ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             6,235             9,740           (30,675)          (15,899)
                                                            ---------         ---------         ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions, net of cash acquired ...............             (196)             (307)          (32,259)          (30,951)
  Restricted cash ..................................            1,116                --           (12,980)               --
  Capital Expenditures .............................           (1,282)           (1,856)          (14,821)          (10,179)
  Capitalization/purchases of software .............           (2,354)           (2,873)          (11,222)          (13,547)
  Investments in Businesses ........................               --                --                --           (10,150)
  Proceeds from sale of investment .................               --                 5                --               367
  (Purchases) sales of marketable securities .......            2,369            10,783             1,313           101,037
                                                            ---------         ---------         ---------         ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              (347)            5,752           (69,969)           36,577
                                                            ---------         ---------         ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments (Borrowings) - Long-term Debt, net ......             (133)             (194)               59              (490)
  Proceeds from exercise of stock options and
  employee stock plan purchases ....................              461             4,335             5,078            12,902
                                                            ---------         ---------         ---------         ---------
NET CASH PROVIDED BY INVESTING ACTIVITIES ..........              328             4,141             5,137            12,412
                                                            ---------         ---------         ---------         ---------
EFFECTS OF EXCHANGE RATES ON CASH BALANCES .........            1,105               367             1,495              (651)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS            7,321            20,000           (94,012)           32,439
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .....          127,468           208,801           228,801           196,362
                                                            ---------         ---------         ---------         ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD ...........        $ 134,789         $ 228,801         $ 134,789         $ 228,801
                                                            ---------         ---------         ---------         ---------

                    MANUGISTICS GROUP, INC AND SUBSIDIARIES
                        SELECTED STATISTICAL INFORMATION
                                 (IN THOUSANDS)

                                                                  Three Months Ended                 Fiscal Year Ended
                                                                      February 28,                       February 28,
                                                                      (Unaudited)                        (Unaudited)
                                                              --------------------------          --------------------------
                                                                2003              2002              2003               2002
                                                              --------          --------          --------          --------
Days sales outstanding - accounts receivable, net ....              88                83

Product development costs, as reported ...............        $ 14,747          $ 16,484          $ 63,055          $ 70,477
Capitalized software development costs ...............           2,187             2,768            10,515            10,479
                                                              --------          --------          --------          --------
Gross product development costs ......................        $ 16,934          $ 19,252          $ 73,570          $ 80,956
                                                              ========          ========          ========          ========
Gross product development costs - % of revenue .......            25.9%             23.3%             27.0%             25.3%

Capitalized software development costs ...............        $  2,187          $  2,768          $ 10,515          $ 10,479
Amortization of capitalized software development costs          (2,264)           (2,860)          (11,587)          (11,382)
                                                              --------          --------          --------          --------
Net ..................................................        $    (77)         $    (92)         $ (1,072)         $   (903)
                                                              ========          ========          ========          ========